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                                                Mississippi Valley Bancshares, Inc.
                                    Computation of Ratio of Earnings to Combined Fixed Charges
                                                   And Preferred Stock Dividends

                                                                            Year Ended December 31
                                         -----------------------------------------------------------------------------------------
                                            1996                1995                1994                1993                1992
                                         -----------------------------------------------------------------------------------------
       ($ in thousands)
Including Interest on Deposits
------------------------------
Earnings:
    Earnings before income taxes         $  21,852           $  17,204           $  14,216           $   9,991           $   7,355
    Fixed charges from below                41,199              38,689              24,248              19,807              21,096
                                         ---------           ---------           ---------           ---------           ---------
    Earnings                             $  63,051           $  55,893           $  38,464           $  29,798           $  28,451
                                         =========           =========           =========           =========           =========

Fixed charges and preferred stock
  dividends
    Interest expense                     $  40,811           $  38,295           $  23,883           $  19,428           $  20,714
    Rent expense                               388                 394                 365                 379                 382
                                         ---------           ---------           ---------           ---------           ---------
        Total fixed charges                 41,199              38,689              24,248              19,807              21,096
                                         ---------           ---------           ---------           ---------           ---------
    Preferred stock dividends                  231                 231                 231                 173                -
                                         ---------           ---------           ---------           ---------           ---------
      Total fixed charges and preferred
        stock dividends                  $  41,430           $  38,920           $  24,479           $  19,980           $  21,096

Ratio of earnings to combined fixed
  charges and preferred stock
  dividends                                   1.52X               1.44X               1.57X               1.49X               1.35X
                                         ---------           ---------           ---------           ---------           ---------

Excluding Interest on Deposits
------------------------------
Earnings:
    Earnings before income taxes         $  21,852           $  17,204           $  14,216           $   9,991           $   7,355
    Fixed charges from below                 2,868               3,555               2,183               1,666               2,064
                                         ---------           ---------           ---------           ---------           ---------
    Earnings                             $  24,720           $  20,759           $  16,399           $  11,657           $   9,419
                                         =========           =========           =========           =========           =========

Fixed charges and preferred stock
  dividends
    Interest expense                     $   2,480           $   3,161           $   1,818           $   1,287           $   1,682
    Rent expense                               388                 394                 365                 379                 382
                                         ---------           ---------           ---------           ---------           ---------
        Total fixed charges                  2,868               3,555               2,183               1,666               2,064
                                         ---------           ---------           ---------           ---------           ---------
    Preferred stock dividends                  231                 231                 231                 173                -
                                         ---------           ---------           ---------           ---------           ---------
      Total fixed charges and preferred
        stock dividends                  $   3,099           $   3,786           $   2,414           $   1,839           $   2,064
                                         =========           =========           =========           =========           =========


Ratio of earnings to combined fixed
  charges and preferred stock
  dividends                                   7.98X               5.48X               6.79X               6.34X               4.56X
                                         =========           =========           =========           =========           =========
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